UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2022

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-09810		54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard,	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626, Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2022, Owens & Minor, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has elected Kenny Gardner to serve on the Board effective March 1, 2022. The Board has not yet appointed Mr. Gardner to serve on any Committees of the Board.
The Board has determined that Mr. Gardner qualifies as an independent director under New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. There are no family relationships between Mr. Gardner and any director or executive officer of the Company or any related party transactions involving Mr. Gardner and the Company. There is no arrangement or understanding between Mr. Gardner and any other person pursuant to which he was selected as a director.
Mr. Gardner will participate in our non-employee director compensation program, which currently consists of an annual cash retainer and an annual grant of restricted stock pro-rated for time of service on the Company’s Board prior to the Company’s 2022 Annual Meeting of Shareholders.
A copy of the Company’s press release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 1, 2022, and prior to the election of Mr. Gardner as described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 2.2 of Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the size of the Board from seven directors to eight directors. This summary of the Bylaws is qualified in its entirety by the specific language of the Bylaws which are filed as an Exhibit to this Report.

Item 7.01	Regulation FD Disclosure.
As previously announced, on January 7, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Apria, Inc., a Delaware corporation (“Apria”), and StoneOak Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Apria (the “Merger”) with Apria surviving the Merger as an indirect, wholly owned subsidiary of the Company.
Effective as of 11:59 p.m. Eastern Time on February 23, 2022, the waiting period has expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Merger.
The closing of the Merger remains subject to approval by holders of a majority of Apria’s outstanding common stock and other customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Amended and Restated Bylaws of the Company effective March 1, 2022
99.1	Press release issued by the Company on February 24, 2022 announcing the election of Kenny Gardner
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 24, 2022	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary